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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2010
Date of Report (Date of earliest event reported)

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 GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150
San Antonio, Texas 78249
(210) 308-8267
(Address of principal executive offices and Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.07  Submission of Matters to a Vote of Security Holders

At the Annual Meeting, held on June 3, 2010, the Company's stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company's Proxy Statement.

1. Elect two directors to serve for a term of three years.
Name	Votes For	Votes Against	Abstentism	Broker Non-Votes
Phillip M. Renfro	9,177,349	0	547,820	6,269,187
Frank M. Morgan	9,174,651	0	550,518	6,269,187

2. Ratify the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010.
Votes For	Votes Against	Abstentism	Broker Non-Votes
14,778,433	915,383	300,540	0

3. To approve the GlobalSCAPE Inc 2010 Employee Long-Term Equity Incentive Plan.
Votes For	Votes Against	Abstentism	Broker Non-Votes
8,877,130	532,189	315,850	6,269,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.
By:	/s/ Mendy Marsh
Mendy Marsh, Vice President and Chief Financial Officer
Dated: June 7, 2010